Anthony H. Zacharski

Partner

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

VIA EDGAR

April 20, 2025

Praxis Funds 1110 N. Main Street Goshen, Indiana 46527

Re:	Praxis Funds Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel for Praxis Funds (“Registrant”), a statutory trust duly organized and validly existing under the laws of the state of Delaware and, in connection with Post-Effective Amendment No. 71 under the Investment Company Act of 1940, as amended, to the Registrant’s registration statement on Form N-1A relating to the Registrant, and Post-Effective Amendment No. 70 under the Securities Act of 1933, as amended (“Securities Act”), to the Registrant’s registration statement on Form N-1A relating to the issuance and sale by the Registrant of an indefinite number of shares of beneficial interest of the Registrant (collectively, the “Registration Statement”).

We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Registrant’s Declaration of Trust and its By-Laws, each as amended to date.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registrant’s Registration Statement to be dated on or about April 30, 2026, and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius